FOR IMMEDIATE RELEASE	Monday, October 20, 2014

Gannett Co., Inc. Reports 37% Increase in Non-GAAP Earnings per Diluted Share to $0.59; Earnings per Diluted Share of $0.51 on a GAAP Basis; Record Broadcasting Revenue and Adjusted EBITDA

Highlights for the quarter include the following:

•	Overall company revenue growth of 15 percent, pro forma revenue growth of 4 percent, driven by strong Broadcast and Digital Segment results

•	Record Broadcasting Segment revenue increased 105 percent, a 19 percent increase on a pro forma basis

•	Adjusted EBITDA rose 47 percent to $342 million also driven by strong Broadcasting and Digital Segment results

•	Free Cash Flow of $186 million, a 76 percent year-over-year increase

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) today reported non-GAAP earnings per diluted share of $0.59 for the third quarter, a 37.2 percent increase from $0.43 in the third quarter last year. The substantial increase was driven by the strength of the company's expanded television station portfolio in the Broadcasting Segment as well as significantly improved Digital Segment results.

Gracia Martore, president and chief executive officer, said, “We made great progress again this quarter, both in the outstanding performance of our businesses and the continued transformation of the Gannett portfolio. Year-over-year revenue comparisons for each of our business segments improved relative to second quarter comparisons, just as we anticipated. Double digit pro forma growth in Broadcasting revenue, which again reached a record high, was driven by robust political ad spending and retransmission revenue. Strong results at CareerBuilder resulted in a substantial increase in profitability in our Digital Segment. We also successfully completed our acquisition of Cars.com earlier this month, which paves the way for our announced separation. Cars.com is a strong company with tremendous upside that offers significant value to its growing customer base and will contribute considerably to our Digital business.”

Martore continued, “Gannett drove increases in both overall company revenue and free cash flow this quarter. As both metrics continue to grow, it gives us even greater confidence that our businesses are well positioned to compete fiercely in their respective markets. Broadcasting, Digital and Publishing are all continually innovating and expanding their product offerings, with the support of a strong balance sheet. We expect to build on our current momentum during the fourth quarter with the addition of Cars.com and the continued successful execution of our strategies.”

On August 5, 2014, the company announced its plan to create two publicly traded companies. One will be exclusively focused on its Broadcasting and Digital businesses, and the other on its Publishing business. The planned separation of the Publishing business will be implemented through a tax-free distribution of Gannett’s Publishing assets to shareholders. At the same time, the company announced that it signed a definitive agreement to acquire full ownership of Cars.com. The company acquired the 73% interest it did not already own in Classified Ventures LLC, which owns Cars.com, for $1.8 billion in cash on October 1, 2014 and the transaction did not impact third quarter results.

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CONTINUING OPERATIONS

Operating revenues in the third quarter totaled $1.44 billion, an increase of 15.2 percent compared to $1.25 billion in the third quarter of 2013. The increase reflects revenue growth in the Broadcasting Segment of almost 105 percent, due primarily to the acquisition of Belo Corp., and Digital Segment revenue growth of 4.4 percent. Publishing Segment revenues were 3.6 percent lower in the quarter. On a pro forma basis (had Gannett owned the Belo and London television stations during the same quarter last year and excluding results for Captivate and the impact of the sale of a print business and Apartments.com), total company revenues were up 3.8 percent in the quarter.

Net income attributable to Gannett on a non-GAAP basis was 36.6 percent higher in the quarter compared to the third quarter in 2013 and totaled $136.3 million. Operating income on the same basis was $280.1 million, a 49.9 percent increase, reflecting in part the expansion of the company's television station portfolio. Adjusted EBITDA (a non-GAAP term detailed in Table 5) grew significantly in the quarter, up 46.6 percent to $341.7 million compared to $233.1 million in third quarter last year.

Special items in the third quarter of 2014 totaled $30.1 million on a pre-tax basis ($0.08 per share) and include: operating charges of $9.6 million ($0.03 per share) representing primarily workforce restructuring, transformation and facility consolidations; non-operating expense of $20.5 million ($0.07 per share) reflecting primarily transaction related costs; and a tax benefit of $5.6 million ($0.02 per share). Special items in the third quarter of 2013 totaled $36.2 million on a pre-tax basis ($0.09 per share) reflecting charges associated with workforce restructuring, facility consolidation and the Captivate transaction.

The table below details third quarter results on a GAAP and non-GAAP basis.

Dollars in thousands, except per share amounts

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Sept. 28, 2014	Workforce restructuring	Other transformation costs	Non-operating items	Special tax benefits	Thirteen weeks ended Sept. 28, 2014
Operating income	$270,517	$3,004	$6,621	$—	$—	$280,142
Equity income in unconsolidated investees, net	1,756	—	—	5,987	—	7,743
Other non-operating items	(17,450)	—	—	14,491	—	(2,959)
Income before income taxes	188,892	3,004	6,621	20,478	—	218,995
Provision for income taxes	48,900	1,000	1,400	4,300	5,600	61,200
Net income	139,992	2,004	5,221	16,178	(5,600)	157,795
Net income attributable to Gannett Co., Inc.	118,516	2,004	5,221	16,178	(5,600)	136,319
Net income per share - diluted	$0.51	$0.01	$0.02	$0.07	$(0.02)	$0.59

Operating expenses including special charges noted above were $1.17 billion in the quarter, an 8.5 percent increase compared to $1.08 billion in the third quarter of 2013 reflecting primarily the Belo acquisition. Operating expenses on a non-GAAP basis totaled $1.16 billion. Pro forma non-GAAP operating expenses declined slightly compared to the third quarter in 2013. Lower Publishing Segment expenses were offset by higher expenses in support of revenue growth in the Broadcasting and Digital Segments.

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BROADCASTING

Broadcasting Segment revenues totaled a record $416.5 million and were almost 105 percent higher in the quarter compared to the third quarter a year ago. Acquisitions, as well as substantially higher political and retransmission revenues, drove the increase.

The following table summarizes the year-over-year changes in select Broadcasting Segment revenue categories. Digital revenues are included in the “Other” category.

Broadcasting Revenue Detail Dollars in thousands

	Thirteen weeks ended Sept. 28, 2014	Percentage change from thirteen weeks ended Sept. 29, 2013
		Reported	Pro Forma (a)
Core (Local & National)	$250,647	75%	(3%)
Political	39,995	***	***
Retransmission (b)	91,903	154%	61%
Other	33,964	68%	15%
Total	$416,509	105%	19%

(a) The pro forma amounts are presented as if the acquisitions of Belo Corp. and the London Broadcasting TV stations as well as the Captivate disposition occurred at the beginning of 2013.
(b) Reverse compensation to networks is included as part of programming costs and therefore not included in this line.

Broadcasting Segment revenues on a pro forma basis were 18.6 percent higher compared to the third quarter last year. The increase reflects a 60.9 percent increase in retransmission revenue to approximately $92 million in the quarter in addition to substantially higher politically related advertising of $40.0 million resulting from maximizing the benefit of a strong political footprint. Pro forma digital revenues in the Broadcasting Segment were up 24.1 percent due primarily to growth in digital marketing services products.

Non-GAAP operating expenses in the Broadcasting Segment on a pro forma basis were $238.0 million in the quarter, an increase of 3.6 percent reflecting primarily higher digital initiative investment and reverse network compensation. On a pro forma basis, non-GAAP operating income totaled $179.5 million, an increase of 47.0 percent while Adjusted EBITDA on the same basis totaled $198.6 million, an increase of 40.5 percent compared to the third quarter last year.

Based on current trends and including a full quarter of results for the former Belo and London stations in 2014, we expect the increase in total television revenues for the fourth quarter of 2014 compared to the same quarter of 2013 to exceed 115 percent. On a pro forma basis, the percentage increase in total television revenues in the fourth quarter of 2014 is projected to be in the low-twenties compared to the fourth quarter of 2013.

PUBLISHING

Publishing Segment revenues in the quarter were $826.8 million compared to $858.1 million, a 3.6 percent decline compared to the third quarter of 2013. Publishing Segment revenues on a pro forma basis declined 2.5 percent due primarily to softer advertising demand offset, in part, by higher digital advertising and marketing solutions revenue.

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Advertising revenues totaled $494.9 million compared to $520.2 million in the third quarter of 2013, a decline of 4.9 percent. Pro forma advertising revenues declined 4.2 percent year-over-year, a sequential improvement compared to the second quarter comparison. On the same basis, national and classified advertising comparisons in the third quarter were better than second quarter year-over-year comparisons. Employment advertising continued its positive trend and was up 4.2 percent in the quarter due primarily to substantially higher employment advertising at Newsquest in the UK.

A summary of the year-over-year percentage change for each of the company's advertising categories can be found on Table 3.

Circulation revenues totaled $276.8 million compared to $275.0 million in third quarter of 2013, an increase of almost 1 percent. The increase was due primarily to strategic home delivery price increases at local domestic publishing sites, in part due to the added value of the USA TODAY local content editions in 34 local publishing markets.

Pro forma Publishing Segment digital revenues were 7.2 percent higher in the quarter reflecting continued growth in digital marketing solutions and digital advertising. Digital revenues at Newsquest were up 20.4 percent in local currency while digital revenues at USA TODAY and its associated businesses increased 16.6 percent. Pro forma digital revenues at local domestic publishing operations were 3.9 percent higher.

Pro forma non-GAAP Publishing Segment operating expenses declined 2.1 percent compared to the third quarter of 2013 and totaled $756.1 million in the quarter due primarily to continuing cost efficiency efforts.

Non-GAAP operating income totaled $70.7 million in the quarter while Adjusted EBITDA on the same basis was $98.3 million.
DIGITAL

Operating revenues in the Digital Segment were 4.4 percent higher compared to the third quarter of 2013 and totaled $199.8 million. The revenue growth was driven primarily by higher revenues at CareerBuilder, up 6.9 percent, reflecting strong sales of its human capital software-as-a-service products. Operating expenses in the Digital Segment were just 1.4 percent higher in the quarter. As a result, Digital Segment operating income was $48.3 million, an increase of 15.0 percent. Adjusted EBITDA rose 15.6 percent and totaled $58.2 million.

Pro forma digital revenues company-wide, including the Digital Segment and all digital revenues generated by the other business segments, totaled $404.4 million, an increase of 6.7 percent. The increase reflects higher revenue associated with CareerBuilder, digital marketing solutions products and digital advertising.

At the end of the quarter, Gannett had approximately 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. In September, Gannett's consolidated domestic Internet audience was 109 million unique visitors reaching 44 percent of the Internet audience, according to comScore Media Metrix Multi-platform. USATODAY.com is one of the most popular news sites and the USA TODAY app is a top news app with 20.8 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY mobile visitors continued to grow in September up from September a year ago to approximately 48.6 million with a 60 percent increase in mobile visitor reach to 27.5 percent, according to comScore Mobile Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 136.9 million monthly page impressions from approximately 22.2 million unique users in September 2014.

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NON-OPERATING ITEMS

The company's equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

Equity income in unconsolidated investees totaled $1.8 million in the quarter compared to $11.7 million in the third quarter in 2013. The decline reflects higher equity income for Cars.com more than offset by charges related to acquisitions and impairments during the quarter as well as lower results for newspaper partnerships. Excluding special items in the quarter, equity income was $7.7 million, a decline of $4.0 million compared to $11.7 million in the third quarter a year ago. Beginning in the fourth quarter, results for Cars.com will be included in the Digital Segment and excluded from equity income.

Interest expense was $65.9 million in the quarter compared to $41.6 million in the third quarter of 2013 reflecting debt issuances associated with the Belo acquisition and the Cars.com acquisition offset, in part, by a lower average interest rate. On September 8, 2014, the company announced, the successful completion of its private placement offering of $350 million of 4.875% senior notes due 2021 and $325 million of its 5.500% senior notes due 2024 related to the Cars.com acquisition.

Excluding special items, other non-operating expense in the quarter would have been $3.0 million compared to income of $3.4 million in the third quarter of 2013.

Net cash flow from operating activities was $217.7 million in the quarter. Free cash flow (a non-GAAP measure) totaled $185.9 million, a 76.0 percent increase from the third quarter of 2013. The balance of long-term debt was $4.11 billion and total cash was $1.37 billion at quarter end.

* * * *

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation costs, non-cash asset impairment charges, certain expenses recognized in non-operating categories and certain credits and charges to its income tax provision. The company believes that such expenses, charges and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years and with peer group companies.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income attributable to Gannett. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for

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investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 4 through 8 attached to this news release.

* * * *

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-208-1812 and international callers should dial 1-719-325-2223 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 3607571. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 1-719-457-0820. The confirmation code for the replay is 3607571. Materials related to the call will be available through the Investor Relations section of the company's web site Monday morning.

About Gannett
Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 110 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people - and the companies who want to reach them - with their interests and communities. For more information, visit www.gannett.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

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For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Sept. 28, 2014	Thirteen weeks ended Sept. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$416,509	$203,364	104.8
Publishing advertising	494,899	520,189	(4.9)
Publishing circulation	276,829	274,999	0.7
All other Publishing	55,098	62,891	(12.4)
Digital	199,802	191,447	4.4
Total	1,443,137	1,252,890	15.2

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	757,301	713,369	6.2
Selling, general and administrative expenses, exclusive of depreciation	347,123	315,677	10.0
Depreciation	46,681	38,195	22.2
Amortization of intangible assets	14,894	8,071	84.5
Facility consolidation charges	6,621	5,880	12.6
Total	1,172,620	1,081,192	8.5
Operating income	270,517	171,698	57.6

Non-operating (expense) income:
Equity income in unconsolidated investees, net	1,756	11,711	(85.0)
Interest expense	(65,931)	(41,628)	58.4
Other non-operating items	(17,450)	(17,580)	(0.7)
Total	(81,625)	(47,497)	71.9

Income before income taxes	188,892	124,201	52.1
Provision for income taxes	48,900	26,700	83.1
Net income	139,992	97,501	43.6
Net income attributable to noncontrolling interests	(21,476)	(17,753)	21.0
Net income attributable to Gannett Co., Inc.	$118,516	$79,748	48.6

Net income per share - basic	$0.52	$0.35	48.6
Net income per share - diluted	$0.51	$0.34	50.0

Weighted average number of common shares outstanding:
Basic	225,761	228,587	(1.2)
Diluted	232,097	234,438	(1.0)

Dividends declared per share	$0.20	$0.20	—

CONDENSED CONSOLIDATED STATEMENTS OF INCOME Gannett Co., Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Thirty-nine weeks ended Sept. 28, 2014	Thirty-nine weeks ended Sept. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$1,197,035	$606,906	97.2
Publishing advertising	1,526,382	1,609,164	(5.1)
Publishing circulation	836,756	840,626	(0.5)
All other Publishing	173,116	183,753	(5.8)
Digital	573,918	552,875	3.8
Total	4,307,207	3,793,324	13.5

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,300,460	2,159,962	6.5
Selling, general and administrative expenses, exclusive of depreciation	1,056,115	950,407	11.1
Depreciation	136,295	115,588	17.9
Amortization of intangible assets	47,108	26,567	77.3
Facility consolidation and asset impairment charges	50,216	15,163	***
Total	3,590,194	3,267,687	9.9
Operating income	717,013	525,637	36.4

Non-operating (expense) income:
Equity income in unconsolidated investees, net	166,787	28,929	***
Interest expense	(199,727)	(113,207)	76.4
Other non-operating items	(41,180)	(28,954)	42.2
Total	(74,120)	(113,232)	(34.5)

Income before income taxes	642,893	412,405	55.9
Provision for income taxes	207,400	71,700	***
Net income	435,493	340,705	27.8
Net income attributable to noncontrolling interests	(49,351)	(42,772)	15.4
Net income attributable to Gannett Co., Inc.	$386,142	$297,933	29.6

Net income per share - basic	$1.71	$1.30	31.5
Net income per share - diluted	$1.66	$1.27	30.7

Weighted average number of common shares outstanding:
Basic	226,374	228,940	(1.1)
Diluted	232,157	234,724	(1.1)

Dividends declared per share	$0.60	$0.60	—

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2
	Thirteen weeks ended Sept. 28, 2014	Thirteen weeks ended Sept. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$416,509	$203,364	104.8
Publishing	826,826	858,079	(3.6)
Digital	199,802	191,447	4.4
Total	$1,443,137	$1,252,890	15.2

Operating income (net of depreciation, amortization and facility consolidation charges):
Broadcasting	$177,970	$83,810	112.3
Publishing	62,424	62,744	(0.5)
Digital	48,342	42,050	15.0
Corporate	(18,219)	(16,906)	7.8
Total	$270,517	$171,698	57.6

Depreciation, amortization and facility consolidation charges:
Broadcasting	$20,307	$7,059	***
Publishing	33,040	32,183	2.7
Digital	9,886	8,309	19.0
Corporate	4,963	4,595	8.0
Total	$68,196	$52,146	30.8

Adjusted EBITDA (a):
Broadcasting	$198,397	$91,508	116.8
Publishing	98,348	103,534	(5.0)
Digital	58,228	50,359	15.6
Corporate	(13,256)	(12,311)	7.7
Total	$341,717	$233,090	46.6

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2 (continued)
	Thirty-nine weeks ended Sept. 28, 2014	Thirty-nine weeks ended Sept. 29, 2013	% Increase (Decrease)
Net operating revenues:
Broadcasting	$1,197,035	$606,906	97.2
Publishing	2,536,254	2,633,543	(3.7)
Digital	573,918	552,875	3.8
Total	$4,307,207	$3,793,324	13.5

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
Broadcasting	$503,841	$265,578	89.7
Publishing	158,651	208,073	(23.8)
Digital	107,861	100,931	6.9
Corporate	(53,340)	(48,945)	9.0
Total	$717,013	$525,637	36.4

Depreciation, amortization and facility consolidation and asset impairment charges:
Broadcasting	$68,122	$20,968	***
Publishing	122,754	95,834	28.1
Digital	27,777	26,799	3.6
Corporate	14,966	13,717	9.1
Total	$233,619	$157,318	48.5

Adjusted EBITDA (a):
Broadcasting	$574,303	$287,185	100.0
Publishing	308,451	339,607	(9.2)
Digital	135,638	127,730	6.2
Corporate	(38,374)	(35,228)	8.9
Total	$980,018	$719,294	36.2

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in Table No. 5, along with reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

PUBLISHING SEGMENT REVENUE COMPARISONS Gannett Co., Inc. and Subsidiaries Unaudited

Table No. 3

The following percentage changes for the Publishing Segment advertising and classified revenue categories are presented as if the sale of Apartments.com occurred at the beginning of 2013.

Third quarter 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(5.4%)	(2.1%)	(4.2%)
National	(10.7%)	(3.3%)	(9.6%)
Classified:
Automotive	(1.4%)	(6.3%)	(1.1%)
Employment	(1.6%)	9.3%	4.2%
Real Estate	(4.5%)	(7.6%)	(2.8%)
Legal	(4.9%)	—%	(4.9%)
Other	(7.0%)	(6.1%)	(4.3%)
Total classified	(3.6%)	(2.3%)	(1.4%)
Total advertising	(5.8%)	(2.3%)	(4.2%)

Year-to-date 2014 year-over-year comparisons:
	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment

Retail	(5.7%)	(2.2%)	(4.6%)
National	(10.6%)	(3.8%)	(9.6%)
Classified:
Automotive	(2.2%)	(5.8%)	(1.7%)
Employment	(5.5%)	8.0%	1.1%
Real Estate	(4.7%)	(9.0%)	(3.5%)
Legal	(5.2%)	—%	(5.2%)
Other	(8.5%)	(6.1%)	(5.3%)
Total classified	(4.9%)	(2.9%)	(2.5%)
Total advertising	(6.3%)	(2.7%)	(4.7%)

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 4 through No. 8 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 4
	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Sept. 28, 2014	Workforce restructuring	Other transformation costs	Non-operating items	Special tax benefits	Thirteen weeks ended Sept. 28, 2014
Cost of sales and operating expenses, exclusive of depreciation	$757,301	$(2,268)	$—	$—	$—	$755,033
Selling, general and administrative expenses, exclusive of depreciation	347,123	(736)	—	—	—	346,387
Facility consolidation charges	6,621	—	(6,621)	—	—	—
Operating expenses	1,172,620	(3,004)	(6,621)	—	—	1,162,995
Operating income	270,517	3,004	6,621	—	—	280,142
Equity income in unconsolidated investees, net	1,756	—	—	5,987	—	7,743
Other non-operating items	(17,450)	—	—	14,491	—	(2,959)
Total non-operating (expense) income	(81,625)	—	—	20,478	—	(61,147)
Income before income taxes	188,892	3,004	6,621	20,478	—	218,995
Provision for income taxes	48,900	1,000	1,400	4,300	5,600	61,200
Net income	139,992	2,004	5,221	16,178	(5,600)	157,795
Net income attributable to Gannett Co., Inc.	118,516	2,004	5,221	16,178	(5,600)	136,319
Net income per share - diluted	$0.51	$0.01	$0.02	$0.07	$(0.02)	$0.59

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Sept. 29, 2013	Workforce restructuring	Other transformation costs	Non-operating items	Thirteen weeks ended Sept. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$713,369	$(7,162)	$—	$—	$706,207
Selling, general and administrative expenses, exclusive of depreciation	315,677	(2,084)	—	—	313,593
Facility consolidation charges	5,880	—	(5,880)	—	—
Operating expenses	1,081,192	(9,246)	(5,880)	—	1,066,066
Operating income	171,698	9,246	5,880	—	186,824
Other non-operating items	(17,580)	—	—	21,025	3,445
Total non-operating (expense) income	(47,497)	—	—	21,025	(26,472)
Income before income taxes	124,201	9,246	5,880	21,025	160,352
Provision for income taxes	26,700	3,600	2,300	10,200	42,800
Net income	97,501	5,646	3,580	10,825	117,552
Net income attributable to Gannett Co., Inc.	79,748	5,646	3,580	10,825	99,799
Net income per share - diluted	$0.34	$0.02	$0.02	$0.05	$0.43

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 4 (continued)
	GAAP Measure	Special Items					Non-GAAP Measure
	Thirty-nine weeks ended Sept. 28, 2014	Workforce restructuring	Other transformation costs	Asset impairment	Non-operating items	Special tax charge	Thirty-nine weeks ended Sept. 28, 2014
Cost of sales and operating expenses, exclusive of depreciation	$2,300,460	$(26,155)	$—	$—	$—	$—	$2,274,305
Selling, general and administrative expenses, exclusive of depreciation	1,056,115	(3,231)	—	—	—	—	1,052,884
Amortization of intangible assets	47,108	—	(4,480)	—	—	—	42,628
Facility consolidation and asset impairment charges	50,216	—	(34,029)	(16,187)	—	—	—
Operating expenses	3,590,194	(29,386)	(38,509)	(16,187)	—	—	3,506,112
Operating income	717,013	29,386	38,509	16,187	—	—	801,095
Equity income in unconsolidated investees, net	166,787	—	—	—	(142,003)	—	24,784
Other non-operating items	(41,180)	—	—	—	39,371	—	(1,809)
Total non-operating (expense) income	(74,120)	—	—	—	(102,632)	—	(176,752)
Income before income taxes	642,893	29,386	38,509	16,187	(102,632)	—	624,343
Provision for income taxes	207,400	10,800	14,500	800	(39,700)	(18,200)	175,600
Net income	435,493	18,586	24,009	15,387	(62,932)	18,200	448,743
Net income attributable to Gannett Co., Inc.	386,142	18,586	24,009	15,387	(62,932)	18,200	399,392
Net income per share - diluted	$1.66	$0.08	$0.10	$0.07	$(0.27)	$0.08	$1.72

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirty-nine weeks ended Sept. 29, 2013	Workforce restructuring	Other transformation costs	Non-operating items	Special tax benefits	Thirty-nine weeks ended Sept. 29, 2013
Cost of sales and operating expenses, exclusive of depreciation	$2,159,962	$(29,692)	$—	$—	$—	$2,130,270
Selling, general and administrative expenses, exclusive of depreciation	950,407	(6,647)	—	—	—	943,760
Facility consolidation charges	15,163	—	(15,163)	—	—	—
Operating expenses	3,267,687	(36,339)	(15,163)	—	—	3,216,185
Operating income	525,637	36,339	15,163	—	—	577,139
Equity income in unconsolidated investees, net	28,929	—	—	731	—	29,660
Other non-operating items	(28,954)	—	—	33,501	—	4,547
Total non-operating (expense) income	(113,232)	—	—	34,232	—	(79,000)
Income before income taxes	412,405	36,339	15,163	34,232	—	498,139
Provision for income taxes	71,700	14,300	6,000	14,600	27,800	134,400
Net income	340,705	22,039	9,163	19,632	(27,800)	363,739
Net income attributable to Gannett Co., Inc.	297,933	22,039	9,163	19,632	(27,800)	320,967
Net income per share - diluted (a)	$1.27	$0.09	$0.04	$0.08	$(0.12)	$1.37

(a) Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5

"Adjusted EBITDA", a non-GAAP measure, is defined as net income attributable to Gannett before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income, (5) other non-operating items, (6) workforce restructuring, (7) other transformation costs, (8) asset impairment charges (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure to Adjusted EBITDA is Net income. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income, follow:

Thirteen weeks ended Sept. 28, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$118,516
Net income attributable to noncontrolling interests					21,476
Provision for income taxes					48,900
Interest expense					65,931
Equity income in unconsolidated investees, net					(1,756)
Other non-operating items					17,450
Operating income (GAAP basis)	$177,970	$62,424	$48,342	$(18,219)	$270,517
Workforce restructuring	120	2,884	—	—	3,004
Other transformation costs	1,230	5,391	—	—	6,621
Adjusted operating income (non-GAAP basis)	179,320	70,699	48,342	(18,219)	280,142
Depreciation	12,629	23,898	5,191	4,963	46,681
Amortization	6,448	3,751	4,695	—	14,894
Adjusted EBITDA (non-GAAP basis)	$198,397	$98,348	$58,228	$(13,256)	$341,717

Thirteen weeks ended Sept. 29, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$79,748
Net income attributable to noncontrolling interests					17,753
Provision for income taxes					26,700
Interest expense					41,628
Equity income in unconsolidated investees, net					(11,711)
Other non-operating items					17,580
Operating income (GAAP basis)	$83,810	$62,744	$42,050	$(16,906)	$171,698
Workforce restructuring	639	8,607	—	—	9,246
Other transformation costs	139	5,741	—	—	5,880
Adjusted operating income (non-GAAP basis)	84,588	77,092	42,050	(16,906)	186,824
Depreciation	6,747	22,300	4,553	4,595	38,195
Amortization	173	4,142	3,756	—	8,071
Adjusted EBITDA (non-GAAP basis)	$91,508	$103,534	$50,359	$(12,311)	$233,090

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5 (continued)

Thirty-nine weeks ended Sept. 28, 2014:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$386,142
Net income attributable to noncontrolling interests					49,351
Provision for income taxes					207,400
Interest expense					199,727
Equity income in unconsolidated investees, net					(166,787)
Other non-operating items					41,180
Operating income (GAAP basis)	$503,841	$158,651	$107,861	$(53,340)	$717,013
Workforce restructuring	2,340	27,046	—	—	29,386
Other transformation costs	14,095	24,414	—	—	38,509
Asset impairment charges	—	16,187	—	—	16,187
Adjusted operating income (non-GAAP basis)	520,276	226,298	107,861	(53,340)	801,095
Depreciation	35,953	70,634	14,742	14,966	136,295
Adjusted amortization (non-GAAP basis)	18,074	11,519	13,035	—	42,628
Adjusted EBITDA (non-GAAP basis)	$574,303	$308,451	$135,638	$(38,374)	$980,018

Thirty-nine weeks ended Sept. 29, 2013:
	Broadcasting	Publishing	Digital	Corporate	Consolidated Total

Net income attributable to Gannett Co., Inc. (GAAP basis)					$297,933
Net income attributable to noncontrolling interests					42,772
Provision for income taxes					71,700
Interest expense					113,207
Equity income in unconsolidated investees, net					(28,929)
Other non-operating items					28,954
Operating income (GAAP basis)	$265,578	$208,073	$100,931	$(48,945)	$525,637
Workforce restructuring	639	35,700	—	—	36,339
Other transformation costs	139	15,024	—	—	15,163
Adjusted operating income (non-GAAP basis)	266,356	258,797	100,931	(48,945)	577,139
Depreciation	20,294	68,301	13,276	13,717	115,588
Amortization	535	12,509	13,523	—	26,567
Adjusted EBITDA (non-GAAP basis)	$287,185	$339,607	$127,730	$(35,228)	$719,294

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 6

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is defined as "Net cash flow from operating activities" as reported on the statement of cash flows reduced by "Purchase of property, plant and equipment" as well as "Payments for investments" and increased by "Proceeds from investments." The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company's capital program, repay indebtedness, add to the company's cash balance, or to use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

	Thirteen weeks ended Sept. 28, 2014	Thirty-nine weeks ended Sept. 28, 2014

Net cash flow from operating activities	$217,662	$572,601
Purchase of property, plant and equipment	(34,654)	(91,559)
Payments for investments	—	(5,318)
Proceeds from investments	2,936	166,251
Free cash flow	$185,944	$641,975

TAX RATE CALCULATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 7

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended Sept. 28, 2014	Thirteen weeks ended Sept. 29, 2013	Thirteen weeks ended Sept. 28, 2014	Thirteen weeks ended Sept. 29, 2013

Income before taxes (per Table 4)	$188,892	$124,201	$218,995	$160,352
Noncontrolling interests (per Table 1)	(21,476)	(17,753)	(21,476)	(17,753)
Income before taxes attributable to Gannett Co., Inc.	$167,416	$106,448	$197,519	$142,599

Provision for income taxes (per Table 4)	$48,900	$26,700	$61,200	$42,800

Effective tax rate	29.2%	25.1%	31.0%	30.0%

	GAAP		Non-GAAP
	Thirty-nine weeks ended Sept. 28, 2014	Thirty-nine weeks ended Sept. 29, 2013	Thirty-nine weeks ended Sept. 28, 2014	Thirty-nine weeks ended Sept. 29, 2013

Income before taxes (per Table 4)	$642,893	$412,405	$624,343	$498,139
Noncontrolling interests (per Table 1)	(49,351)	(42,772)	(49,351)	(42,772)
Income before taxes attributable to Gannett Co., Inc.	$593,542	$369,633	$574,992	$455,367

Provision for income taxes (per Table 4)	$207,400	$71,700	$175,600	$134,400

Effective tax rate	34.9%	19.4%	30.5%	29.5%

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8

A reconciliation of the company's Broadcasting Segment revenues and expenses on an as reported basis to a pro forma basis is below:

Thirteen weeks ended Sept. 28, 2014:
	Gannett (as reported)	Special items (a)	Pro forma adjustments (b)	Gannett pro forma

Broadcasting revenue:
Local/national	$250,647	$—	$713	$251,360
Political	39,995	—	1	39,996
Retransmission	91,903	—	193	92,096
Other	33,964	—	81	34,045
Total broadcasting revenue	416,509	—	988	417,497

Broadcasting expenses	238,539	(1,350)	803	237,992
Broadcasting operating income	$177,970	$1,350	$185	$179,505

(a) See reconciliation of special items in Table 5.
(b) Gannett acquired six television stations from London Broadcasting on July 8, 2014. Results from these television stations from that date and forward are included in the as reported numbers above. The Gannett pro forma numbers above present results as if the acquisition had taken place on the first day of Gannett's third quarter.

NON-GAAP FINANCIAL INFORMATION Gannett Co., Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8 (continued)

A reconciliation of the company's revenues and expenses on an as reported basis to a pro forma basis is below:

Thirteen weeks ended Sept. 29, 2013:
	Gannett (as reported)	Belo (as reported)	Special items (a)	Pro forma adjustments (b)	Gannett pro forma

Broadcasting revenue:
Local/national	$143,317	$125,518	$—	$(9,563)	$259,272
Political	3,606	2,636	—	(394)	5,848
Retransmission	36,240	21,996	—	(1,004)	57,232
Other	20,201	16,042	—	(6,637)	29,606
Total broadcasting revenue	203,364	166,192	—	(17,598)	351,958

Broadcasting expenses	119,554	123,828	(778)	(12,793)	229,811
Broadcasting operating income	$83,810	$42,364	$778	$(4,805)	$122,147

(a) See reconciliation of special items in Table 5.
(b) The pro forma adjustments include reductions to revenues and expenses for the former Belo stations in Phoenix, AZ and St. Louis, MO totaling $25 million and $20 million, respectively. Subsidiaries of Gannett and Sander Media, a holding company that has a station-operation agreement with Gannett, agreed to sell these stations upon receiving government approval. KMOV-TV, the television station in St. Louis, was sold in February 2014 and the two television stations in Phoenix were sold in June 2014. Revenue and expense adjustments totaling $12 million and $10 million, respectively, were added as if the third quarter 2014 acquisition of six London Broadcasting Television stations had occurred on the first day of 2013. Pro forma adjustments also include reductions to revenues and expenses for Captivate that totaled $5 million and $6 million, respectively, as Gannett sold its controlling interest in Captivate in the third quarter of 2013. The pro forma adjustment for broadcasting expense reflects the addition of $6 million of amortization for definite-lived intangible assets as if the acquisition of Belo had occurred on the first day of 2013. In addition, the pro forma adjustment for broadcasting expense removes $3 million of merger costs incurred by Belo.

Thirteen weeks ended Sept. 29, 2013:
	Gannett (as reported)	Special items (a)	Pro forma adjustments (b)	Gannett pro forma

Publishing revenue:
Advertising	$520,189	$—	$(3,721)	$516,468
Circulation	274,999	—	—	274,999
Other	62,891	—	(6,412)	56,479
Total publishing revenue	858,079	—	(10,133)	847,946

Publishing expenses	795,335	(14,348)	(8,499)	772,488
Publishing operating income	$62,744	$14,348	$(1,634)	$75,458

(a) See reconciliation of special items in Table 5.
(b) The pro forma adjustments include a reduction of $4 million in revenue and $1 million in expense for Apartments.com, which was sold by Classified Ventures in the second quarter of 2014. Pro forma adjustments also include a reduction of $6 million of revenue and $7 million of expense related to the sale of a printing press in the second quarter of 2014.

Thirteen weeks ended Sept. 29, 2013:
	Gannett (as reported)	Belo (as reported)	Special items (a)	Pro forma adjustments (b)	Gannett pro forma

Company-wide operating revenue	$1,252,890	$166,192	$—	$(27,731)	$1,391,351
Company-wide operating expenses	1,081,192	123,828	(15,126)	(21,292)	1,168,602
Company-wide operating income	$171,698	$42,364	$15,126	$(6,439)	$222,749

(a) See reconciliation of special items in Table 5.
(b) The pro forma adjustments include the Broadcasting and Publishing pro forma adjustments discussed above.